Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, Michael Dougherty, the Chief Financial Officer of bioAffinity Technologies, Inc. (the “Registrant”) hereby certifies, to my knowledge, that:

1)	the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the year ended December 31, 2023 (the last date of the period covered by the Report).

/s/ Michael Dougherty
Michael Dougherty
Chief Financial Officer
Date: April 1, 2024